UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 14, 2008
(Date of report)

October 10, 2008
(Date of earliest event reported)

SOTHEBY’S
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-9750	38-2478409
(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue
New York, NY 10021
(Address of principal executive offices)

(212) 606-7000
(Registrant’s telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Bank Credit Facility Borrowings

On October 10, 2008, Sotheby’s (the “Company”) borrowed $250 million under its $300 million long-term senior secured credit facility with Banc of America, LLC (the “BofA Credit Agreement”). This borrowing was done as a defensive step to ensure additional liquidity in response to the recent turbulence in the global financial markets. On October 9, 2008, prior to this borrowing, the Company had cash and cash equivalents of approximately $290 million and as a result of this borrowing, the Company had approximately $540 million in cash and cash equivalents as of October 10, 2008. The proceeds from this borrowing will be invested on a short-term basis in the highest rated United States Treasury money market funds or the highest rated over-night time deposits of major banks. Additionally, the Company may have opportunities to use this additional liquidity to increase the lending activities of its Finance segment and/or to purchase works of art for resale on favorable terms. (See statement on Forward Looking Statements.)

Auction Guarantees

As of October 10, 2008, the Company had outstanding auction guarantees totaling $306.1 million, the property relating to which has a mid-estimate sales price (1) of approximately $343 million. The Company’s financial exposure under these auction guarantees is reduced by $63.3 million as a result of risk sharing arrangements with unaffiliated partners. Substantially all of the property related to these outstanding auction guarantees is being offered at auctions throughout the remainder of 2008. As of October 10, 2008, $98.1 million of the guaranteed amount had been advanced by the Company. The Company’s current level of outstanding auction guarantees is significantly lower than at September 30, 2007, when the Company’s outstanding auction guarantees totaled $458.5 million. (See Note 12 of Notes to Condensed Consolidated Financial Statements as filed in the Company’s Form 10-Q for the quarterly period ended June 30, 2008 for additional information related to auction guarantees.)

(1)

The mid-estimate sales price is calculated as the average of the low and high pre-sale auction estimates for the property under the auction guarantee. Pre-sale estimates are not always accurate predictions of auction sale results.

FORWARD LOOKING STATEMENTS

This Form 8-K contains certain forward looking statements; as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events and the financial performance of the Company. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions.

SIGNATURE

SOTHEBY’S

By:	/s/ Kevin M. Delaney

Kevin M. Delaney
Senior Vice President, Corporate
Controller and Chief
Accounting Officer

Date:	October 14, 2008